PACKAGING DESIGN AGREEMENT

This Packaging Design Agreement is entered into on August 15, 2007, by and between Startale Group, Inc. with offices at 4320 Winfield Road, Suite 200 Warrenville, Illinois 60555 (herein referred to as the Client) and Lotos with offices at 43 Kanatnaya Street, Unit #5, Odessa, Ukraine 65012 (herein referred to as the Designer) concerning this project referred to as: Startale Packaging. For due remuneration as detailed in this agreement, the Designer will provide services to the Client as set out herein. This agreement forms a part of and is subject to the standard terms and conditions attached.

Terms of Payment
An advance of USD$1,000 (one thousand dollars) is required before work shall begin. The balance of fees are due upon receipt of invoices issued monthly for services rendered to date, and upon completion of the project. If it is found that any major expenses will need to be incurred during the assignment the Client shall be notified and shall be asked to advance the Designer a minimum of 50% of said expense. All invoices are payable within fifteen (15) days of receipt. A 1.5% monthly service change is payable on all overdue balances.

Standard Terms & Conditions
These standard terms and conditions are in accordance with the recognized and standard practices of the graphic design profession, and provide the basis for an efficacious working relationship between the Designer and the Client and form an integral part of the agreement between the Designer and the Client

Estimates
Fee quotations and proposals are subject to amendment or withdrawal by the Designer at any time prior to the signing of an agreement between the Client and the Designer. The Client shall reimburse the Designer for all out-of-pocket expenses and disbursements incurred by the Designer in the course of this project as set out in the agreement as to Expenses. Estimates for fees and reimbursable expenses are for planning and budgeting purposes only. The Designer shall strive to work within stated budgets, but is not liable if expenses exceed estimates as a result of changes to the project's parameters. The Clients' approval in writing shall be obtained for any increases in fees or expenses that exceed the original estimate by 15% or more Fees and expenses are orally authorized shall be invoiced and paid for by the Client.

Conditions of Engagement
A signed agreement or other written confirmation of contract is required prior to the start of the project The Client and the Designer each represent that they have full power and authority to enter into this agreement and that this agreement is binding upon the Client and Designer and enforceable in accordance with its terms. This agreement represents the entire agreement between the Client and the Designer, and may only be the changed or modified in writing and with the approval of both parties.

Rushed or Prolonged Work
Any work required in advance of an agreed schedule or timetable, any shortening of the contract period, or additional fees and expenses incurred during a project due to Client delays or extensions shall be charged and paid for at an additional rate agreed to in advance, or, failing agreement, at a reasonable rate to be determined at the discretion of the Designer

Materials Provided by the Client
The Client shall provide accurate and complete information and materials to the Designer, and guarantees and warrants that all materials are owned by the Client or that the Client has all necessary rights, including copyright and waiver of moral rights in such materials, to permit the Designer to use them for the project. All copy, photographs, artwork, text and other source materials submitted by the Client shall be of professional quality and in a form suitable for reproduction without further preparation or alteration. An additional charge may be made when materials are submitted by the Client in such a form which prevents them from being readily utilized


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Client Approval
The Client shall appoint a sole representative with full authority to provide necessary information required by the Designer and to provide reasonable approvals. The Client shall proofread and approve all elements of final designs. Approval must be provided before production can continue. Corrections, if required, shall be identified on proofs, artwork, facsimiles, or drawings and are to be returned to the Designers marked "O.K"or"O.K.with correction", with the name or initials of the individual duly authorized to pass on same. If a copy of the revisions is required, a request must be made when the above-mentioned articles are returned to the Designer.

Revisions and Additions
Any revisions, additions, or alterations to the project modifying the terms of the agreement as the Services to be performed and not included in any fee specified, shall be billed as additional services. Such additional services shall include, but shall not be limited to, changes in the extent of work, changes in the complexity of any elements of the project, and any changes made after approval has been given for a specific stage of design, documentation, or preparation of artwork. The Designer shall keep the Client informed of additional services that are required, and shall request the Client's approval or any additional services which cause the total fees to exceed the fixed or estimated fees set forth in this agreement

Copyright and Ownership
Unless otherwise stated herein, all services provided and materials created in the course of this project by the Designer shall be for the exclusive use and benefit of the Client, other than for the promotional use of the Designer. Upon payment in full of all fees and disbursements the Designer shall assign full copyright and legal ownership for all approved final designs to the Client and shall transfer ownership of camera-ready artwork, mechanicals, negatives and reproduction specifications to the Client. Unless otherwise stated, the Designer retains the moral rights to all work created in the course of this project. If the Client wishes to make additional use of the materials or ideas obtained therefrom, the Client agrees to seek permission from the Designer and to make such further payments as are agreed to by both parties at that time. Where copyright or other intellectual property rights are acquired by the Client, the Designer shall, when requested, assist in the application for design and copyright registration. The costs of such assistance and action shall be borne solely by the Client.

Use of Work
The work carried out and materials created during the course of this project shall not be used for any purpose other than that which is set out in the agreement as to Use and Rights without prior approval of the Designer. In no circumstances may work in rough form be used or published by the Client as finished work, or be used as a basis for completion by others, without the prior written consent of the Designer.

Storage and Access
The Designer shall retain and store all final electronic files, finished artwork, drawings, and specifications for which specific reproduction rights have been granted, for a minimum period of 12 months after completion of the project. Upon expiration of this period, all such materials may be destroyed by the Designer, upon reasonable notification to the Client. The Designer is not responsible for information or materials lost or destroyed due to disk failure or other unforeseeable hazards. The Client shall have reasonable access to all stored materials for the purpose of review, and shall pay the Designer a reasonable fee for de-archiving or retrieving materials, should expenses be incurred.

Liability
The Designer is not responsible for errors or omissions in any work produced as per the Client's "O.K." No financial responsibility is assumed by the Designer for errors or damages resulting front such errors. The Client will indemnify, defend, and save harmless the Designer against any claim, damages and expense actions or causes of action arising from or prompted by the use of any material supplied to the Designer by Client or its agents. All property belonging to the Client or its agents is handled and stored by the Designer shall be done so at the Client's own risk The Designer is not responsible for delays in delivery caused by acts of God, strikes, fires, floods or any other similar circumstances beyond the Designer's control.

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Termination
On termination or postponement of this project, or any part of it, for any reason, the Client shall pay the Designer for the work completed to date, together with all expenses incurred. Any advance of fees will be credited against the amount due. In the event of termination, the Designer shall retain the copyright even if the fees agreed to in advance have included the assignment of copyright.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


STARTALE GROUP INC.                         LOTOS


Name:/s/Anatoli Nem                         Name: /s/Valentina Betyuk
-------------------                         ----------------------
Anatoli Nem                                 Valentina Betyuk

Title: President                            Title: Director

Date: August 15, 2007                       Date: August 15, 2007



       C/S                                         C/S